UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

(Address of Principal Executive Offices, and Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2020 (the “Effective Date”), RLJ Lodging Trust (the “Company”), as parent guarantor, RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, and certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) entered into (1) a First Amendment to Third Amended and Restated Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto and (2) an Eighth Amendment to Term Loan Agreement (the “Term Loan Amendment” and, together with the Credit Facility Amendment, the “Amendments”) with Wells Fargo, as administrative agent, and the other lenders party thereto. The Credit Facility Amendment amends that certain Third Amended and Restated Credit Agreement, dated as of December 18, 2019 (the “Credit Agreement”), among the Company, the Operating Partnership, Wells Fargo, as administrative agent, and the lenders from time to time party thereto, which provides for (i) a $600 million unsecured revolving credit facility (the “Revolver”) with a scheduled maturity date of May 18, 2024 (subject to a one year extension option), (ii) a $400 million unsecured term loan (the “Tranche A-1 Term Loan”) with a scheduled maturity date of January 25, 2023, and (iii) a $400 million unsecured term loan (the “Tranche A-2 Term Loan”) with a scheduled maturity date of May 18, 2025. The Term Loan Amendment amends that certain Term Loan Agreement, dated as of November 20, 2012 (as previously amended, the “Term Loan Agreement”), among the Company, the Operating Partnership, Wells Fargo, as administrative agent, and the lenders from time to time party thereto, which provides for an unsecured term loan of $225 million with a scheduled maturity date of January 25, 2023 (the “Five Year Term Loan” and, together with the Tranche A-1 Term Loan and the Tranche A-2 Term Loan, the “Term Loans”).

The Amendments (1) suspend the testing of all existing financial maintenance covenants under the Credit Agreement and the Term Loan Agreement for all periods from and after the Effective Date through and including the fiscal quarter ending March 31, 2021 (such period, the “Covenant Relief Period”) and (2) for periods following the Covenant Relief Period, provide certain less restrictive levels for the maximum ratio of net debt to EBITDA (the “Leverage Ratio”) and minimum ratio of unencumbered adjusted NOI to unsecured interest expense (the “Unencumbered Debt Service Coverage Ratio”) as follows:

•	increasing the maximum Leverage Ratio to 8.50 to 1.00 for the first two fiscal quarters following the Covenant Relief Period, 8.00 to 1.00 for the third and fourth fiscal quarters following the Covenant Relief Period, 7.50 to 1.00 for the fifth fiscal quarter following the Covenant Relief Period, and returning to 7.00 to 1.00 for the fiscal quarter ending September 30, 2022 and

•	reducing the minimum Unencumbered Debt Service Coverage Ratio to 1.65 to 1.00 for the first three fiscal quarters following the Covenant Relief Period until the minimum Unencumbered Debt Service Coverage Ratio returns to 2.00 to 1.00 for the fiscal quarter ending March 31, 2022.

The Amendments also amend the required minimum Unencumbered Debt Service Coverage Ratio that would have been applicable for the fiscal quarter ended March 31, 2020 to reduce the required minimum Unencumbered Debt Service Coverage Ratio for such fiscal quarter from 2.00 to 1.00 to 1.50 to 1.00.

Pursuant to the Amendments, during the period beginning on the Effective Date and terminating on the date that financial statements are delivered for the fiscal quarter ending June 30, 2021 (such period, the “Restriction Period”), (1) the Company will be required to maintain a minimum liquidity level of $125 million, (2) the net cash proceeds from asset sales, equity issuances and incurrences of indebtedness will, subject to various exceptions, be required to be applied as a mandatory prepayment of certain amounts outstanding under the Credit Agreement, the Term Loan Agreement and certain other pari passu debt (including the 2014 Term Loan discussed under “Item 8.01. Other Events” below), (3) additional negative covenants limit the ability of the Company and its subsidiaries to incur additional indebtedness, make prepayments of other indebtedness, make dividends and distributions (with certain exceptions, including for the payment of a cash dividend of $0.01 per common share, the payment of a cash dividend on the Company’s Series A Cumulative Convertible Preferred Shares and other payments for purposes of maintaining REIT status) and stock repurchases, make capital expenditures, make investments, including acquisitions or mergers, in each case, subject to various exceptions and (4) the equity interests in subsidiaries of the Company that are Subsidiary Guarantors or otherwise directly or indirectly own unencumbered properties are, subject to certain exceptions, required to be pledged to secure on a pari passu basis the obligations owing in respect of the Credit Agreement, the Term Loan Agreement and certain other pari passu debt (including the 2014 Term Loan). The equity pledge requirement is required to be satisfied during the 30-day period following the Effective Date and will continue following the Restriction Period until such time as the Leverage Ratio is no greater than 6.50 to 1.00 for two consecutive fiscal quarters . The Restriction Period and the Covenant Relief Period may, at the Operating Partnership’s election, be terminated early if, among other things, the Company is at such time able to comply with the financial covenants that apply immediately after the Covenant Relief Period.

The Amendments further provide that, until the earlier of (1) the earlier of (x) July 1, 2022 or (y) the day after the end of the fifth fiscal quarter immediately following the end of the Covenant Relief Period and (2) such time as the Leverage Ratio is less than or equal to 7.00 to 1.00, borrowings under the Credit Agreement and the Term Loan Agreement will bear interest, at the Operating Partnership’s election, at a per annum rate of (i) in the case of the Revolver, (a) LIBOR plus a margin of 230 basis points or (b) a base rate plus a margin of 130 basis points, and (ii) in the case of each of the Term Loans, (a) LIBOR plus a margin of 225 basis points or (b) a base rate plus a margin of 125 basis points.  The Amendments also add a floor of 0.25% to the LIBOR interest rate determination, subject to certain exceptions, under both the Credit Agreement and the Term Loan Agreement.

As of the Effective Date, the Company had $400 million outstanding under the Revolver and $400 million outstanding under the Tranche A-1 Term Loan, $400 million outstanding under the Tranche A-2 Term Loan and $225 million outstanding under the Five Year Term Loan.

Except as amended by the relevant Amendment, the terms of the Credit Agreement and the Term Loan Agreement remain in full force and effect. The foregoing summary of the Credit Agreement Amendment and the Term Loan Amendment is qualified in its entirety by reference to the Credit Agreement Amendment and the Term Loan Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 8.01. Other Events.

On the Effective Date, the Company, as parent guarantor, the Operating Partnership, as borrower and the Subsidiary Guarantors also entered into a Seventh Amendment to Term Loan Agreement (the “2014 Term Loan Amendment”) with Capital One, N.A. (“Capital One”), as administrative agent, and the lenders party thereto. The 2014 Term Loan Amendment amends the Term Loan Agreement, dated as of December 22, 2014 (as previously amended, the “2014 Term Loan Agreement”), among the Company, the Operating Partnership, Capital One, as administrative agent, and the lenders from time to time party thereto, which provides for a $150 million term loan with a scheduled maturity date of January 22, 2022 (the “2014 Term Loan”).

The 2014 Term Loan Amendment provides, among other things, for certain conforming amendments to the representations and warranties, affirmative, negative and financial covenants and other provisions contained in the 2014 Term Loan Agreement consistent with the terms and provisions of the Amendments. Amounts owing under the 2014 Term Loan Agreement are guaranteed by the Company and the Subsidiary Guarantors. Consistent with the terms of the Amendments, the 2014 Term Loan will be secured by equity pledges on a pari passu basis with the Revolver and the Term Loans during the same period that such equity pledges secure the Revolver and the Term Loans.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

10.1*	First Amendment to Third Amended and Restated Credit Agreement, dated as of June 24, 2020, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent and a lender, and the other lenders party thereto
10.2*	Eighth Amendment to Term Loan Agreement, dated as of June 24, 2020, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank, National Association, as Administrative Agent and a lender, and the other lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* RLJ Lodging Trust has omitted certain schedules and exhibits pursuant to Item 601(a) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: June 30, 2020	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel